UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2003

FNBH BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of Principal Executive Offices)		48843 (Zip Code)

517-546-3150
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Explanatory Note: The sole purpose of this amendment is to file a corrected Exhibit 16.

Item 4.         Changes in Registrant's Certifying Accountant

        By letter dated December 30, 2003, KPMG LLP (“KPMG”) declined to stand for re-election as the Registrant’s independent auditors, following the completion by KPMG of the audit of the Registrant’s financial statements as of and for the year ended December 31, 2003, and the issuance of its report thereon. The Registrant’s Audit Committee was informed of the decision. The Registrant has not yet engaged a new independent auditor.

        KPMG’s audit reports on the Registrant’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the past two fiscal years and through the date of the event requiring the filing of this Form 8-K (the “Reporting Period”), there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement(s) in connection with its reports on the Registrant’s consolidated financial statements. Also, during the Reporting Period, there were no reportable events as described in Item 304(a)(1)(v) of the Securities and Exchange Commission’s Regulation S-K.

        The Company has provided a copy of the foregoing statements to KPMG. Attached as Exhibit 16 is a copy of KPMG’s letter to the Securities and Exchange Commission, dated January 7, 2004.

Item 7.         Financial Statements and Exhibits

         (c)        Exhibits

                     16         January 7, 2004 letter from KPMG LLP regarding change in certifying accountant.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FNBH BANCORP, INC.
Dated: February 2, 2004	By:	/s/ Janice Trouba Janice Trouba Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 16	January 7, 2004 letter from KPMG LLP regarding change in certifying accountant.

EXHIBIT 16

KPMG LLP Suite 1200 150 West Jefferson Detroit, MI 48226-4429	Telephone 313-983-0200 Fax 313-983-0006 313-983-0007 313-983-0008

January 7, 2004

Securities and Exchange CommissionWashington
D.C. 20549

Ladies and Gentlemen:

We are previously principle accountants for FNBH Bancorp, Inc. and, under the date of January 16, 2003, we reported on the consolidated financial statements of FNBH Bancorp, Inc. as of and for the years ended December 31, 2002 and 2001. On December 30, 2003, we declined to stand for reelection as principle accountants. We have read FNBH Bancorp, Inc.‘s statements included under Item 4 of its Form 8-K dated January 7, 2004, and we agree with such statements, except that we are not in a position to agree or disagree with FNBH Bancorp, Inc.‘s statements that 1) the audit committee was informed of the decision, and 2) whether FNBH Bancorp, Inc. has not yet engaged a new independent auditor.

Very truly yours,

/s/ KPMG LLP